    EXHIBIT 99.1

Investor Update as of April 15, 2024

The first quarter 2024 and full year 2024 estimates and guidance provided below are based on Spirit Airlines, Inc.’s (“Spirit” or the “Company”) current estimates and are not a guarantee of future performance. The Company’s unaudited interim consolidated financial statements for the first quarter 2024 are not yet complete and results for first quarter 2024 may vary from these preliminary estimates upon completion of closing procedures and finalization of the unaudited interim financials statements. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

On March 26, 2024, Spirit entered into an agreement (the “Agreement”) with International Aero Engines, LLC ("IAE"), an affiliate of Pratt & Whitney, pursuant to which IAE will provide Spirit with a monthly credit (the “IAE credits”) through the end of 2024, subject to certain conditions, as compensation for each Spirit aircraft unavailable for operational service due to PW100G-JM geared turbo fan (“GTF”) engine availability issues (“AOG aircraft”).

The estimated impact of the Agreement on Spirit’s liquidity for the full year 2024 is currently expected to be between $150 million and $200 million. Spirit intends to discuss appropriate arrangements with Pratt & Whitney in due course for any Spirit aircraft that remain unavailable for operational service after December 31, 2024.

In its initial first quarter 2024 adjusted operating margin guidance, the Company estimated it would recognize approximately $38 million of credits for AOG aircraft and that these credits would be an offset to other operating expense during the period in which the AOG occurred. After further consideration of the relevant accounting guidance, it has since been determined that the credits will be accounted for as vendor consideration in accordance with ASC 705-20 and will be recognized as a reduction of the purchase price of the goods and services acquired from IAE during the period, which may include maintenance costs, purchase of spare engines and short-term rentals of spare engines, based on an allocation that corresponds to the Company’s progress towards earning the credits.

This accounting treatment will result in delayed recognition of a significant portion of these credits in the Company’s consolidated statement of operations because they will initially be recognized as a reduction to the cost basis of capitalized maintenance and/or spare engines.

Given the above referenced change in accounting for the IAE credits, Spirit now estimates it will recognize approximately $1.6 million of credits related to AOG aircraft in the first quarter 2024. The change in accounting for the AOG credits drives a variance of approximately 300 basis points of operating margin for the first quarter 2024. Despite the estimated amount of credit recognized during the quarter being significantly less-than-expected, total operating expenses for the quarter are estimated to be in line with the Company’s previous guidance primarily due to better-than-expected operational efficiencies that drove less labor and other expense. In addition, airport rents and landing fees are estimated to come in favorable compared to the Company’s original forecast due to signatory adjustments and lower airport rent expense driven by network changes. Spirit currently estimates its first quarter 2024 adjusted operating margin will be negative 14.5 percent to negative 13.5 percent. If the Company had recognized all the AOG credits to be received for AOG aircraft in the first quarter 2024, the Company estimates its operating margin would have been negative 11.5 percent to negative 10.5 percent.

The Company estimates total capital expenditures for the first quarter 2024 were approximately $30 million, primarily related to expenditures related to the building of Spirit's new headquarters campus in Dania Beach, Florida, and purchases of spare parts, including four spare engines, partially offset by net inflows of aircraft pre-delivery deposits.
The Company estimates it ended the first quarter 2024 with $1.2 billion of unrestricted cash and cash equivalents and short-term investment securities and $300 million of liquidity under the Company’s revolving credit facility (“Liquidity”). The Company estimates it will end the full year 2024 with approximately $1.4 billion of Liquidity.

	Q1 2024E	Previous Q1 2024E
Total revenues ($millions)	approx. $1,265	$1,250 to $1,280
Adjusted Operating margin (%)(1)(2)	(14.5)% to (13.5)%	(15)% - (12)%
Adjusted Operating margin adj. for AOG credits (3)	(11.5)% to (10.5)%	-
Fuel cost per gallon ($)(4)	$2.90	$2.90
Fuel gallons (millions)	140	140
Adj. Total other (income) expense ($millions)(5)	$31	$31
Tax rate for adjusted net income(1)(6)	22.6%	22.6%
Weighted average diluted share count (millions)	109.4	109.4

	Full Year 2024E	Previous FY 2024E
Total capital expenditures ($millions)(7)
Pre-delivery deposits, net of refunds	$(170)	$60
Aircraft and engine purchases	$35	$35
Other capital expenditures	$140	$140

	Q1 2024	Previous Q1 2024E
Available seat miles % change vs. 2023	2.1%	~1.5%

(1)Excludes special items, which may include loss on disposal of assets, special charges and credits and other items which are not estimable at this time.
(2)The revised Adj. Operating margin estimate includes approximately $1.6 million of AOG credits; the Company’s previous Adj. Operating margin guidance included approximately $38 million of AOG credits.
(3)Excludes special items and adjusts for the difference between the AOG credits to be received related to the AOG aircraft in the first quarter 2024 and the AOG credits recognized in the Company’s operating statement for the first quarter 2024.
(4)Includes fuel taxes and into-plane fuel cost.
(5)Includes interest expense, capitalized interest, interest income and other income and expense. Excludes a gain of approximately $82 million primarily related to the fee paid to Spirit by JetBlue pursuant to the Termination Agreement for the Agreement and Plan of Merger with JetBlue and Sundown Acquisition Corp. (the “JetBlue Merger Agreement”) and gains from favorable interest rate swap provisions contained in certain debt agreements extinguished during the first quarter related to sale leaseback transactions of previously owned aircraft, partially offset by the write-off of unamortized debt issuance costs. See “Reconciliation of Estimated Adjusted Operating Income (Loss) to Estimated GAAP Net Income (Loss)”.
(6)Based on the Company’s statutory tax rate.
(7)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

    EXHIBIT 99.1

Forward Looking Statements
Forward-Looking Statements in this investor update and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2024 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Furthermore, such forward-looking statements speak only as of the date of this investor update. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Non-GAAP Financial Measures
The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating income (loss) and Adjusted operating margin. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this investor update that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.
Adjusted operating expenses and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. These non-GAAP financial measures are provided because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this investor update (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

Reconciliation of Estimated Adjusted Operating Income (Loss) to Estimated GAAP Net Income (Loss)

	1Q24E
	($Millions)
Net income (loss)	$(148)	$(137)
Add: Provision (benefit) for income taxes	(18)	(16)
Income (loss) before income taxes	(166)	(153)
Add: Total other (income) expense (1)	(50)	(50)
Operating income (loss)	(216)	(203)
Less: Operating special items (2)	(32)	(32)
Adj. Operating income (loss), non-GAAP (3)	(184)	(171)
Adj. Operating margin, non-GAAP (3)	(14.5)%	(13.5)%

Total operating revenues	$1,265	$1,265

(1)Includes gains of approximately $82 million primarily related to the fee paid to Spirit by JetBlue related to the Termination Agreement of the JetBlue Merger Agreement and from favorable interest rate swap provisions contained in certain debt agreements extinguished during the first quarter related to sale leaseback transactions of previously owned aircraft, partially offset by the write-off of unamortized debt issuance costs.
(2)Includes losses related to the sale of airframes and engines, losses related to aircraft sale-lease back transactions, losses related to the write-off of obsolete assets and other adjustments, partially offset by gains on aircraft sale-leaseback transactions related to new aircraft deliveries, and legal, advisory, retention award program and other fees related to the JetBlue Merger Agreement.
(3)Excludes operating special items.